D'ANCONA
   Attorneys


                                                Merrill A. Freed
                                                312.602.2004
                                                Fax: 312.602.3004
                                                mfreed@dancona.com
                                                www.dancona.com


April 10, 2001                               EXHIBIT 5.1

Competitive Technologies, Inc.
1960 Bronson Road
Fairfield, CT  06430

Gentlemen:

     In connection with the proposed registration under the Securities Act of 1933, as amended, by Competitive Technologies, Inc., a Delaware corporation (the "Company"), on Form S-8 (the "Registration Statement") of 300,000 shares of its Common Stock, $.01 par value (the "Shares"), issuable in connection with the 1997 Employees' Stock Option Plan as amended January 19, 2001 (the "Plan"), we hereby advise you that as counsel for the Company we have examined the Restated Certificate of Incorporation of the Company and all amendments thereto, the By-laws of the Company, certain minutes of the Company, and such other documents and records as we have deemed necessary for the purposes of this opinion.

     Based upon such examination, it is our opinion that:

     (1)  The Company is a validly organized and
          existing corporation under the laws of the State of Delaware.

     (2) The Shares are duly authorized and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                              Very truly yours,


                              D'ANCONA & PFLAUM LLC
                              By:  s/  Merrill A. Freed
                                       Merrill A. Freed
                                       Member


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                      312.602.2000 - Fax:312.602.3000